Exhibit 99.1

Verifone Reports Results for the Fourth Quarter and Full Year Fiscal 2014

Revenues and Earnings Per Share Exceed Guidance

SAN JOSE, Calif. - (BUSINESS WIRE) - VeriFone Systems, Inc. (NYSE: PAY):

Fourth Quarter Financial Highlights

•	GAAP and Non-GAAP net revenues of $491 million

•	GAAP net income per share of $0.27 and Non-GAAP net income per diluted share of $0.44

•	Operating cash flow of $52 million
Fiscal Year Financial Highlights

•	GAAP and Non-GAAP net revenues of $1.87 billion

•	GAAP net loss per share of $0.34 and Non-GAAP net income per diluted share of $1.51

•	Operating cash flow of $199 million

VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended October 31, 2014 (“Q4 FY14”) and fiscal year ended October 31, 2014 (“FY14”).

Revenues - GAAP net revenues were $491 million for Q4 FY14, compared to $431 million a year ago, a 14% increase. For FY14, GAAP net revenues totaled $1.87 billion, a 10% increase compared to the $1.70 billion result for FY13. Non-GAAP net revenues for the latest quarter were $491 million, compared to $432 million a year ago, a 13% increase. Non-GAAP net revenues for FY14 were $1.87 billion, a 9% increase compared to the $1.71 billion result for FY13.

Earnings per Share - GAAP net income per share for Q4 FY14 was $0.27 compared to a net loss of $2.26 a year ago. For FY14, GAAP net loss was $0.34 compared to a loss of $2.73 a year ago. Non-GAAP net income per diluted share for Q4 FY14 was $0.44, compared to $0.27 a year ago, a 63% increase. Non-GAAP net income per diluted share for FY14 was $1.51, a 5% increase compared to the $1.44 result for FY13.

The table below provides additional summary GAAP and non-GAAP financial information and comparisons.

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended October 31,			Years Ended October 31,
	2014	2013	% Change (2)	2014	2013	% Change (2)
GAAP:
Net revenues	$491	$431	14%	$1,869	$1,702	10%
Gross margin as a % of net revenues	40.1%	38.0%	2.1 pts	38.8%	37.9%	0.9 pts
Net loss per diluted share	$0.27	$(2.26)	nm	$(0.34)	$(2.73)	nm

Non-GAAP (1):
Net revenues	$491	$432	13%	$1,871	$1,709	9%
Gross margin as a % of net revenues	42.3%	41.2%	1.1 pts	41.9%	41.9%	—
Net income per diluted share	$0.44	$0.27	63%	$1.51	$1.44	5%
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release.
(2) "nm" means not meaningful

“I’m proud of the team at Verifone and pleased with our performance in Q4 and FY14. We again exceeded our guidance,” said Paul Galant, Chief Executive Officer of Verifone. “We are executing and winning back share by helping our clients to improve their security, upgrade to EMV in the U.S., and take advantage of advances in mobility and digital commerce.  We are halfway through our transformation initiative and are now a more nimble and focused company. 2015 is the Year of Product at Verifone as we leverage our growing Terminal Solutions business to become a platform company providing Payment-as-a-Service and Commerce Enablement.”

Additional Financial and Business Highlights

•	Achieved record North America net revenues

•	Secured 33 U.S. client wins, including eight competitive takeaways

•	Announced global availability of secure commerce architecture and signed agreements to connect more than 20,000 devices through this architecture

•	Continued to grow petroleum business as next generation in-store POS and site controller offerings gained momentum

•	Announced a key Pan-European certification to begin offering MX900 series terminals to clients across Europe

•	Generated record Service net revenues

•	Extended Payment-as-a-Service business in the U.S., Mexico, Australia, New Zealand, and Turkey

•	Expanded network of taxis with payment and media systems and increased fleets carrying digital taxi-top displays

•	Won bid to become the preferred wireless terminal platform for Mexico's largest bank

Guidance
Guidance for the full fiscal year 2015 is as follows:

•	Non-GAAP net revenues of $2,020 million to $2,040 million

•	Non-GAAP net income per diluted share of $1.85 to $1.90

Guidance for the first fiscal quarter of 2015 is as follows:

•	Non-GAAP net revenues of $480 million to $485 million

•	Non-GAAP net income per diluted share of $0.40

Conference Call
Verifone will hold its earnings conference call today, December 15th, at 1:30 pm (PT). To listen to the call and view the slides, visit Verifone’s website http://ir.verifone.com. The recorded audio webcast will be available on Verifone's website until December 22, 2014.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers upon whom we rely in the conduct of our business, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Verifone
Verifone is transforming everyday transactions into opportunities for connected commerce. We’re connecting more than 27 million payment devices to the cloud-merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 30-year history of uncompromised security. Our people are known as trusted experts that work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including the world’s best-known retail brands, financial institutions and payment providers.

Verifone.com | (NYSE: PAY) | @verifone

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended October 31,			Years Ended October 31,
	2014	2013	% Change (1)	2014	2013	% Change (1)
Net revenues:
System solutions	$310.9	$259.4	19.9%	$1,162.2	$1,068.4	8.8%
Services	179.6	171.8	4.5%	706.7	633.8	11.5%
Total net revenues	490.5	431.2	13.8%	1,868.9	1,702.2	9.8%

Cost of net revenues:
System solutions	191.1	171.2	11.6%	733.0	695.3	5.4%
Services	102.9	96.0	7.2%	411.2	361.7	13.7%
Total cost of net revenues	294.0	267.2	10.0%	1,144.2	1,057.0	8.2%

Total gross margin	196.5	164.0	19.8%	724.7	645.2	12.3%

Operating expenses:
Research and development	50.0	45.8	9.2%	203.7	173.3	17.5%
Sales and marketing	56.3	54.8	2.7%	217.4	196.6	10.6%
General and administrative	50.6	54.3	(6.8)%	208.7	181.1	15.2%
Litigation settlement and loss contingency expense (benefit)	(17.6)	0.4	nm	(8.6)	64.4	nm
Amortization of purchased intangible assets	23.7	24.5	(3.3)%	97.6	96.2	1.5%
Total operating expenses	163.0	179.8	(9.3)%	718.8	711.6	1.0%
Operating income (loss)	33.5	(15.8)	nm	5.9	(66.4)	nm
Interest, net	(7.2)	(10.0)	(28.0)%	(42.5)	(44.3)	(4.1)%
Other income (expense), net	3.4	(2.1)	nm	(3.3)	3.7	nm
Income (loss) before income taxes	29.7	(27.9)	nm	(39.9)	(107.0)	nm
Income tax provision (benefit)	(1.6)	219.9	nm	(3.5)	188.0	nm
Consolidated net income (loss)	31.3	(247.8)	nm	(36.4)	(295.0)	nm
Net income (loss) attributable to noncontrolling interests	(0.2)	0.1	nm	(1.7)	(1.1)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$31.1	$(247.7)	nm	$(38.1)	$(296.1)	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.27	$(2.26)		$(0.34)	$(2.73)
Diluted	$0.27	$(2.26)		$(0.34)	$(2.73)

Weighted average number of shares used in computing net income (loss) per share:
Basic	113.1	109.5		111.6	108.6
Diluted	115.1	109.5		111.6	108.6

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended					Years Ended
	Note	October 31, 2014	July 31, 2014 (1)	October 31, 2013	% Change (1) SEQ	% Change (1) YoY	October 31, 2014	October 31, 2013	% Change (1)
GAAP net revenues:
North America		$149.1	$129.8	$124.5	14.9%	19.8%	$526.3	$495.5	6.2%
LAC		82.1	89.2	70.8	(8.0)%	16.0%	323.0	296.6	8.9%
EMEA		189.2	190.0	179.2	(0.4)%	5.6%	754.6	700.4	7.7%
Asia-Pacific		70.1	66.9	56.7	4.8%	23.6%	265.0	209.7	26.4%
Total		$490.5	$475.9	$431.2	3.1%	13.8%	$1,868.9	$1,702.2	9.8%

Non-GAAP net revenues: (2)
North America	A, D	$149.0	$129.8	$124.6	14.8%	19.6%	$526.2	$495.2	6.3%
LAC	F	82.1	89.2	70.8	(8.0)%	16.0%	323.0	299.1	8.0%
EMEA	A	189.4	190.2	180.1	(0.4)%	5.2%	756.5	704.7	7.4%
Asia-Pacific	A	70.2	67.2	56.8	4.5%	23.6%	265.3	210.3	26.2%
Total		$490.7	$476.4	$432.3	3.0%	13.4%	$1,871.0	$1,709.3	9.5%

GAAP net revenues		$490.5	$475.9	$431.2	3.1%	13.8%	$1,868.9	$1,702.2	9.8%
Plus: Non-GAAP net revenues adjustments	A, D, F	0.2	0.5	1.1	nm	nm	2.1	7.1	nm
Non-GAAP net revenues (2)		490.7	476.4	432.3	3.0%	13.4%	1,871.0	1,709.3	9.5%
Net revenues from businesses acquired in the past 12 months	B	—	nm	—	nm	nm	(33.4)	(4.6)	nm
Non-GAAP organic net revenues (2)		$490.7	nm	$432.3	nm	13.4%	$1,837.6	$1,704.7	7.8%
(1) "nm" means not meaningful.
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended October 31, 2014 compared with three months ended October 31, 2013					For year ended October 31, 2014 compared with year ended October 31, 2013
	Net revenues growth	Impact due to Non-GAAP net revenues adjustments and acquired businesses (A) (B) (D)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth	Net revenues growth	Impact due to Non-GAAP net revenues adjustments and acquired businesses (A) (B) (D) (F)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth
North America	19.8%	0.3pts	19.5%	(0.2)pts	19.7%	6.2%	(0.1)pts	6.3%	(0.1)pts	6.4%
LAC	16.0%	0.2pts	15.8%	(4.0)pts	19.8%	8.9%	0.9pts	8.0%	(8.6)pts	16.6%
EMEA	5.6%	0.4pts	5.2%	(1.5)pts	6.7%	7.7%	1.4pts	6.3%	1.1pts	5.2%
Asia-Pacific	23.6%	0.1pts	23.5%	0.1pts	23.4%	26.4%	10.3pts	16.1%	(3.1)pts	19.2%
Total	13.8%	0.4pts	13.4%	(1.4)pts	14.8%	9.8%	2.0pts	7.8%	(1.5)pts	9.3%

VERIFONE SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	October 31, 2014	October 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$250.2	$268.2
Accounts receivable, net of allowances of $9.9 and $12.7	305.5	284.0
Inventories, net	124.3	138.7
Prepaid expenses and other current assets	105.6	134.1
Total current assets	785.6	825.0
Fixed assets, net	177.7	172.2
Purchased intangible assets, net	457.6	642.9
Goodwill	1,185.9	1,252.4
Deferred tax assets, net	30.4	23.9
Other long-term assets	65.0	77.3
Total assets	$2,702.2	$2,993.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$161.2	$116.5
Accruals and other current liabilities	207.0	292.1
Deferred revenue, net	92.1	86.6
Short-term debt	32.1	92.5
Total current liabilities	492.4	587.7
Long-term deferred revenue, net	51.0	42.6
Long-term debt	851.0	943.3
Long-term deferred tax liabilities	136.1	176.0
Other long-term liabilities	101.0	92.5
Total liabilities	1,631.5	1,842.1

Redeemable noncontrolling interest in subsidiary	0.8	0.6

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,675.7	1,598.7
Accumulated deficit	(538.2)	(500.1)
Accumulated other comprehensive income (loss)	(104.8)	14.9
Total stockholders’ equity	1,033.8	1,114.6
Noncontrolling interest in subsidiaries	36.1	36.4
Total liabilities and equity	$2,702.2	$2,993.7

VERIFONE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Years Ended October 31,
	2014	2013
Cash flows from operating activities
Consolidated net loss	$(36.4)	$(295.0)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	213.6	207.8
Stock-based compensation expense	53.9	48.9
Deferred income taxes, net	(38.0)	142.9
Write-off of debt issuance cost upon extinguishment	7.2	—
Other	16.8	5.1
Net cash provided by operating activities before changes in operating assets and liabilities	217.1	109.7
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	(29.5)	84.3
Inventories, net	9.5	26.8
Prepaid expenses and other assets	10.2	(8.5)
Accounts payable	47.4	(77.0)
Deferred revenue, net	20.0	—
Other current and long-term liabilities	(75.6)	101.2
Net change in operating assets and liabilities	(18.0)	126.8
Net cash provided by operating activities	199.1	236.5

Cash flows from investing activities
Capital expenditures	(85.0)	(77.5)
Acquisition of businesses, net of cash and cash equivalents acquired	—	(75.9)
Other investing activities, net	7.1	8.7
Net cash used in investing activities	(77.9)	(144.7)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	1,099.4	123.2
Repayments of debt	(1,260.8)	(399.1)
Proceeds from issuance of common stock through employee equity incentive plans	35.4	11.1
Payments of acquisition-related contingent consideration	(0.5)	(11.0)
Other financing activities, net	(1.6)	(1.7)
Net cash used in financing activities	(128.1)	(277.5)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(11.1)	(0.2)

Net decrease in cash and cash equivalents	(18.0)	(185.9)
Cash and cash equivalents, beginning of period	268.2	454.1
Cash and cash equivalents, end of period	$250.2	$268.2

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended October 31, 2014
GAAP		$490.5	$196.5	40.1%	$33.5	$31.1
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.2	0.2		0.2	0.2
Amortization of purchased intangible assets	D	—	10.0		33.8	33.8
Other merger, acquisition and divestiture related expenses	D	—	0.6		1.0	(3.5)
Stock based compensation	E	—	0.7		13.0	13.0
Restructuring charges	F	—	0.2		1.5	1.5
Other charges and income	F	—	(0.8)		(14.9)	(15.9)
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(10.1)
Non-GAAP		$490.7	$207.4	42.3%	$68.1	$50.1

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		113.1	115.1		$0.27	$0.27
Adjustment for diluted shares	G	—	—
Non-GAAP		113.1	115.1		$0.44	$0.44

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2014
GAAP		$475.9	$182.8	38.4%	$(7.5)	$(29.0)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.5	0.5		0.5	0.5
Amortization of purchased intangible assets	D	—	10.1		34.6	34.6
Other merger, acquisition and divestiture related expenses	D	—	0.6		1.2	1.9
Stock based compensation	E	—	0.5		13.2	13.2
Restructuring charges	F	—	1.8		10.9	10.9
Cost of debt refinancing	F	—	—		4.1	9.3
Other charges and income	F	—	1.9		5.9	5.9
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(2.0)
Non-GAAP		$476.4	$198.2	41.6%	$62.9	$45.3

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		112.0	112.0		$(0.26)	$(0.26)
Adjustment for diluted shares	G	—	2.3
Non-GAAP		112.0	114.3		$0.40	$0.40

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended October 31, 2013
GAAP		$431.2	$164.0	38.0%	$(15.8)	$(247.7)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	1.1	1.1		1.1	1.1
Amortization of purchased intangible assets	D	—	11.4		35.9	35.9
Other merger and acquisition related expenses	D	—	0.7		3.5	4.2
Stock based compensation	E	—	0.8		16.9	16.9
Other charges and income	F	—	—		5.0	4.9
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	215.0
Non-GAAP		$432.3	$178.0	41.2%	$46.6	$30.3

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		109.5	109.5		$(2.26)	$(2.26)
Adjustment for diluted shares	G	—	2.2
Non-GAAP		109.5	111.7		$0.28	$0.27

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Year Ended October 31, 2014
GAAP		$1,868.9	$724.7	38.8%	$5.9	$(38.1)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	2.1	2.1		2.1	2.1
Amortization of purchased intangible assets	D	—	42.7		140.3	140.3
Other merger, acquisition and divestiture related expenses	D	—	4.9		8.2	6.6
Stock based compensation	E	—	2.0		53.9	53.9
Restructure charges	F	—	2.9		18.1	18.1
Cost of debt refinancing	F	—	—		4.1	11.2
Other charges and income	F	—	4.9		11.7	10.3
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(32.6)
Non-GAAP		$1,871.0	$784.2	41.9%	$244.3	$171.8

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		111.6	111.6		$(0.34)	$(0.34)
Adjustment for diluted shares	G	—	2.2
Non-GAAP		111.6	113.8		$1.54	$1.51

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Year Ended October 31, 2013
GAAP		$1,702.2	$645.2	37.9%	$(66.4)	$(296.1)
Adjustments:
Amortization of step-down in deferred net revenues at acquisition	A	5.1	5.1		5.1	5.1
Amortization of purchased intangible assets	D	—	44.7		140.9	140.9
Other merger, acquisition and divestiture related revenue and expenses, net	D	(0.5)	7.5		20.0	14.4
Stock based compensation	E	—	2.5		48.9	48.9
Other charges and income	F	2.5	11.8		86.6	84.5
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	162.0
Non-GAAP		$1,709.3	$716.8	41.9%	$235.1	$159.7

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		108.6	108.6		$(2.73)	$(2.73)
Adjustment for diluted shares	G	—	2.3
Non-GAAP		108.6	110.9		$1.47	$1.44

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Three Months Ended October 31, 2014
North America	$149.1	$(0.1)	$149.0	$—	$149.0	$0.2	$149.2
LAC	82.1	—	82.1	—	82.1	2.8	84.9
EMEA	189.2	0.2	189.4	—	189.4	2.7	192.1
Asia-Pacific	70.1	0.1	70.2	—	70.2	(0.1)	70.1
Total	$490.5	$0.2	$490.7	$—	$490.7	$5.6	$496.3

System Solutions	$310.9	$—	$310.9
Services	179.6	0.2	179.8
Total	$490.5	$0.2	$490.7

Three Months Ended July 31, 2014
North America	$129.8	$—	$129.8
LAC	89.2	—	89.2
EMEA	190.0	0.2	190.2
Asia-Pacific	66.9	0.3	67.2
Total	$475.9	$0.5	$476.4

System Solutions	$299.4	$—	$299.4
Services	176.5	0.5	177.0
Total	$475.9	$0.5	$476.4

Three Months Ended October 31, 2013
North America	$124.5	$0.1	$124.6	$—	$124.6
LAC	70.8	—	70.8	—	70.8
EMEA	179.2	0.9	180.1	—	180.1
Asia-Pacific	56.7	0.1	56.8	—	56.8
Total	$431.2	$1.1	$432.3	$—	$432.3

System Solutions	$259.4	$—	$259.4
Services	171.8	1.1	172.9
Total	$431.2	$1.1	$432.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Other adjustments to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(D) (F)	(A)	(B)	(B)	(C)	(C)

Year Ended October 31, 2014
North America	$526.3	$(0.1)	$—	$526.2	$(0.1)	$526.1	$0.8	$526.9
LAC	323.0	—	—	323.0	—	323.0	25.6	348.6
EMEA	754.6	1.9	—	756.5	(11.0)	745.5	(8.2)	737.3
Asia-Pacific	265.0	0.3	—	265.3	(22.3)	243.0	6.7	249.7
Total	$1,868.9	$2.1	$—	$1,871.0	$(33.4)	$1,837.6	$24.9	$1,862.5

System Solutions	$1,162.2	$—	$—	$1,162.2
Services	706.7	2.1	—	708.8
Total	$1,868.9	$2.1	$—	$1,871.0

Year Ended October 31, 2013
North America	$495.5	$0.2	$(0.5)	$495.2	$(0.2)	$495.0
LAC	296.6	—	2.5	299.1	—	299.1
EMEA	700.4	4.3	—	704.7	(3.5)	701.2
Asia-Pacific	209.7	0.6	—	210.3	(0.9)	209.4
Total	$1,702.2	$5.1	$2.0	$1,709.3	$(4.6)	$1,704.7

System Solutions	$1,068.4	$0.4	$2.5	$1,071.3
Services	633.8	4.7	(0.5)	638.0
Total	$1,702.2	$5.1	$2.0	$1,709.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

		Three Months Ended					Years Ended
	Note	October 31, 2014	July 31, 2014	October 31, 2013	% Change SEQ	% Change YoY	October 31, 2014	October 31, 2013	% Change
Free Cash Flow
GAAP net cash provided by operating activities	H	$51.6	$58.9	$54.9	(12.4)%	(6.0)%	$199.1	$236.5	(15.8)%
Less: GAAP capital expenditures	H	(22.2)	(20.9)	(17.2)	6.2%	29.1%	(85.0)	(77.5)	9.7%
Free cash flow	H	$29.4	$38.0	$37.7	(22.6)%	(22.0)%	$114.1	$159.0	(28.2)%

		Three Months Ending January 31, 2015		Year Ending October 31, 2015
Guidance		Range of Guidance		Range of Guidance
GAAP net revenues		$480	$485	$2,019	$2,039
Adjustments to net revenues	A	—	—	1	1
Non-GAAP net revenues		$480	$485	$2,020	$2,040

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Services net revenues, net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP net income (loss) per diluted share, and free cash flow. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected Non-GAAP net revenues and Non-GAAP net income per diluted share for the first fiscal quarter and full fiscal year 2015. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our geographic regions: North America, LAC, EMEA and Asia-Pacific. North America includes the US and Canada. LAC includes South America, Central America, and the Caribbean. EMEA includes Europe, the Middle East, and Africa. Asia-Pacific includes Asia, Australia, New Zealand, and other Asia Pacific Rim countries.
Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from System solutions and Services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. VeriFone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Merger, Acquisition and Divestiture Related. VeriFone adjusts certain revenues and expenses for items that are the result of merger, acquisitions and divestitures.

Acquisition related adjustments include the amortization of purchased intangible assets, fixed asset fair value adjustments, contingent consideration adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions), and fair value increase (step-up) of inventory on acquisition. In addition, we adjust for changes in estimate, final resolution of contingencies that existed at the time of acquisition or collectability of associated notes receivable. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations.

In January 2013 we divested of certain assets and business operations related to one of our product offerings. The estimated gain on the divestiture, as well as the net revenues, cost of net revenues and operating expenses for the three months January 31, 2013, that are attributable to the divested assets and business operations have been excluded from our non-GAAP financial measures.

VeriFone analyzes the performance of its operations without regard to these adjustments. In determining whether any merger, acquisition or divestiture related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain revenue, expenses and other income (expense) that we have determined is not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:

•	Litigation settlement and loss contingency expense.

•	Certain costs incurred in connection with senior executive management changes, such as separation payments, non compete arrangement fees, legal fees and recruiter fees.

•	Certain expenses, such as professional services and certain personnel costs, incurred on initiatives to transform, streamline and centralize our global operations.

•	Restructure and impairment charges related to certain exit activities initiated as part of our global transformation initiatives.

•	Gain or loss on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt and costs incurred to refinance our debt.

•
Penalties due to customers related to the July 2012 fire that occurred in one of our repair and staging facilities in Brazil. These customer penalties are associated with deliveries that were delayed after the fire and are reflected as contra-revenue in accordance with GAAP.

We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Under GAAP our Income tax provision (benefit) as a percentage of Income (loss) before income taxes was (5.3)% for the fiscal quarter ended October 31, 2014, (25.5)% for the fiscal quarter ended July 31, 2014, (790.2)% for the fiscal quarter ended October 31, 2013, 8.6% for the year ended October 31, 2014 and 175.8% for the year ended October 31, 2013. For non-GAAP purposes, we used a 14.5% rate for the fiscal quarters ended October 31, 2014 and July 31, 2014, as well as the year period ended October 31, 2014, and we used a 14.0% rate for the fiscal quarter and year ended October 31, 2013.  These non-GAAP tax rates reflect our estimate of cash tax payments as a percentage of non-GAAP income (loss) before income taxes for the corresponding periods.

Note G: Non-GAAP diluted shares. Diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP computations of earnings per share in periods when we have a non-GAAP net income and a GAAP basis net loss.

Note H: Free Cash Flow. Free cash flow is not defined under GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. VeriFone determines free cash flow as net cash provided by operating activities less capital expenditures. We use this non-GAAP measure to evaluate our operating cash spend including the impact of our investments in long-term operating assets, such as property, equipment and capitalized software.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Douglas D. Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.